Exhibit 4.8
FIRST SUPPLEMENTAL INDENTURE
          Supplemental Indenture (this “Supplemental Indenture”), dated as of May 28, 2010, among Scooops Tenant, LLC (the “Guaranteeing Subsidiary”), a subsidiary of the Company (as defined below), GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership (the “Company”), Great Wolf Finance Corp., a Delaware corporation (“Great Wolf Finance,” and together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 7, 2010 providing for the issuance of 10.875% First Mortgage Notes due 2017 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
          4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
          Dated: May 28, 2010

SCOOOPS TENANT, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GWR OPERATING PARTNERSHIP, L.L.L.P.
By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GREAT WOLF FINANCE CORP.
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GREAT WOLF RESORTS, INC.
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GWR OP GENERAL PARTNER, LLC
By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GRAPEVINE BEVERAGE, INC.
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GREAT LAKES SERVICES, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Managing Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GREAT WOLF LODGE OF TRAVERSE CITY, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Managing Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

GREAT WOLF WILLIAMSBURG SPE, LLC
By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

MASON FAMILY RESORTS, LLC
By:	Great Wolf Lodge of PKI, LLC
its Sole Member

By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

BHMH, LLC GREAT WOLF LODGE OF GRAPEVINE, LLC GREAT WOLF LODGE OF KANSAS CITY, LLC GREAT WOLF LODGE OF PKI, LLC GREAT WOLF LODGE OF WILLIAMSBURG, LLC
By:	GWR Operating Partnership, L.L.L.P.
its Sole Member

By:	GWR OP General Partner, LLC
its General Partner

By:	Great Wolf Resorts, Inc.
its Sole Member

By:	/s/ J. Michael Schroeder
	Name:	J. Michael Schroeder
	Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Jason Fry
Authorized Signatory

NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 7, 2010 (the “Indenture”), among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and Great Wolf Finance Corp., a Delaware corporation, as co-issuers (together, the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

SCOOOPS TENANT, LLC

By:	GWR Operating Partnership, L.L.L.P. its Sole Member

By:	GWR OP General Partner, LLC its General Partner

By:	Great Wolf Resorts, Inc. its Sole Member

By:	/s/ J. Michael Schroeder

Name: J. Michael Schroeder
Title: Secretary